SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported)
                                  July 30, 1998




                           WHG BANCSHARES CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)




                 Maryland                   0-27606          52-1953867
       ----------------------------      --------------    --------------
       (State or other jurisdiction      (SEC File No.)     (IRS Employer
             of incorporation)                             Identification
                                                               Number)




           1505 York Road, Lutherville, Maryland                   21093
           -------------------------------------                   -----
           (Address of principal executive offices)              (Zip Code)



        Registrant's telephone number, including area code:(410) 583-8700
                                                           --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                           WHG BANCSHARES CORPORATION

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------



Item 5.  Other Events
---------------------

         On July 30, 1998, the Registrant announced earnings for the quarter and nine months ended June 30, 1998, and that the Board of Directors had declared a special cash distribution of $3.00 per share. In addition, the Company announced the declaration of the regular quarterly dividend of $.08 per share. The Registrant estimated that the entire amount of the $3.00 per share special distribution would be treated as a return of capital distribution. The $3.00 return of capital would be treated as a reduction in the cost basis of each share and would not be subject to income tax as a dividend to shareholders. However, a final determination as to an exact amount of the return of capital portion of the special distribution cannot be made until after December 31, 1998.

         For further details, reference is made to the Press Release dated July 30, 1998, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.



Item 7.  Financial Statements, Pro Forma Financial Information
         and Exhibits
-----------------------------------------------------


Exhibit 99.1 -- Press Release dated July 30, 1998.
------------

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            WHG BANCSHARES CORPORATION



Date: August 12, 1998                       By:     /s/Peggy J. Stewart
     ------------------------                   -----------------------
                                                    Peggy J. Stewart
                                                    President and Chief
                                                    Executive Officer